                                                                  Exhibit 10.2

                       MANAGEMENT CONTRIBUTION AGREEMENT

          AGREEMENT (hereinafter called this "Agreement"), dated as of August 31, 1994, by and among Dura Automotive Holding, Inc., a Delaware corporation ("Newco"), Kim B. Clark (the "Optionholder") and the undersigned (the "Management Stockholders"). Except as otherwise defined herein, all capitalized terms shall have the meanings set forth in the JV Agreement (as defined below).

                                   RECITALS

          WHEREAS, all of the issued and outstanding shares of capital stock of MC Holding are collectively owned by the MC Holding Stockholders and the Management Stockholders;

          WHEREAS, the Optionholder owns an option to purchase certain shares of capital stock of MC Holding and such option constitutes all of the options to purchase shares of capital stock of MC Holding outstanding on the date hereof;

          WHEREAS, Orscheln owns the Orscheln Transferred Assets;

          WHEREAS, MC Holding owns all of the issued and outstanding shares of capital stock of Dura Automotive Systems, Inc., formerly known as Dura Mechanical Components, Inc., a Delaware corporation ("Dura");

          WHEREAS, the Optionholder owns an option (the "Option") to purchase 1000 shares of capital stock of MC Holding, and such option constitutes all of the options to purchase shares of capital stock of MC Holding outstanding on the date hereof;

          WHEREAS, Orscheln, on the one hand, and MC Holding and the MC Holding Stockholders, on the other hand, desire, upon the terms and subject to the conditions of the Joint Venture Agreement dated as of the dated hereof by and among each of them and certain other parties thereto (the "JV Agreement"), to form a joint venture through (i) the contribution by the MC Holding Stockholders to Newco of all of the issued and outstanding shares of MC Holding Common Stock (the "MC Holding Shares") owned by each of them, (ii) cash contributions of the MC Holding Stockholders and (ii) the contribution by Orscheln of the Orscheln Transferred Assets to Newco;

          WHEREAS, each of the Management Stockholders desires, subject to the terms and conditions of this Agreement, to contribute to Newco all of the shares of issued and outstanding shares of MC Holding Common Stock owned by each of them (the "Management Shares"). The execution, delivery and performance of this Agreement is a condition to the consummation of the transactions contemplated by the JV Agreement;

          WHEREAS, in consideration for the contributions referred to above, (i) Newco will issue to the MC Holding Stockholders and the Management Stockholders an aggregate of 28,038.91 shares of Class A Common Stock, 100,000 shares of Class B Common Stock and 25,000 shares of Class C Common Stock, and Newco shall issue to Orscheln 125,213.65 shares of Newco Common Stock and an option to purchase an aggregate of 818.18 shares of Class A Common Stock, (ii) Newco will issue to the Optionholder an option to purchase an aggregate of 1000 shares of Class A Common Stock pursuant to a Stock Option Agreement, dated as of even date herewith, (iii) Orscheln shall receive from Newco the amount of cash consideration set forth in the JV Agreement and (iv) Newco shall assume certain notes payable, other funded indebtedness and certain other liabilities of Orscheln as set forth in the JV Agreement; and

          WHEREAS, Orscheln will retain, and not transfer to Newco, the Orscheln Excluded Assets and Newco will not assume the Orscheln Excluded Liabilities;

          NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                  TRANSFER TO NEWCO OF THE MANAGEMENT SHARES

          1.1 Transfer of the Management Shares and the Option to Newco; Issuance of Newco Shares and the Option to Purchase Newco Shares to the Management Stockholders and the Optionholder. Upon the terms and subject to the conditions of this Agreement, and based on the representations, warranties and agreements contained herein, each of the Management Stockholders agrees to transfer and contribute to Newco, and Newco agrees to receive, at the Closing each of the Management Shares held by such Management Stockholder. In addition, upon the terms and subject to the conditions of this Agreement, the Optionholder agrees to transfer and contribute to Newco, and Newco agrees to receive, at the Closing the Option. In consideration of such contributions, Newco agrees, subject to the conditions of this Agreement, to issue to each of the Management Stockholders and to the Optionholder the number of Newco Shares or an option to purchase the number of shares of Class A Common Stock, as applicable, equal to the number of Newco Shares, or an option to purchase the number of shares of Class A Common Stock, as applicable, set forth opposite such Management Stockholder's or the Optionholder's name on Schedule
1.1 hereto. The options to purchase shares of Class A Common Stock to be issued by newco to the Optionholder shall have the terms and provisions set forth on
Schedule 1.1 hereto.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

          2.1 Representations and Warranties of the Management Stockholders. Each Management Stockholder, severally and not jointly, hereby represents and warrants to Newco that:

          (a) Concerning the Shares of MC Holding Common Stock. Such Management Stockholder owns the number of the issued and outstanding Management Shares set forth opposite his or her name on Schedule 2.1 hereto. The Management Shares being transferred to Newco by such Management Stockholder have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by such Management Stockholder, free and clear of any Encumbrances. Such Management Stockholder has full right, power and authority to sell and transfer the Management Shares being transferred to Newco by such Management Stockholder at the Closing, and upon delivery of the certificates for such Management Shares and payment therefor pursuant hereto, good and valid title to such Management Shares, free and clear of all Encumbrances, will pass to Newco.

          (b) FIRPTA Representation. Such Management Stockholder is not a "foreign person" within the meaning of Section 1445(a) of the Code regarding withholding of tax on certain dispositions by foreign persons.

          (c) Securities Act. The Newco Shares to be acquired by such Management Stockholder pursuant to this Agreement are being acquired by such Management Stockholder for its own account for investment only and not with a view to or in connection with any public disposition thereof or with any present intention of selling, distributing or otherwise disposing of such Newco Shares, and such Management Stockholder will not offer to sell or otherwise dispose of such Newco Shares so acquired in violation of any of the registration requirements of the Securities Act or any applicable state securities laws.

          (d) Governmental Filings; Consents. Other than the filings required to be made pursuant to the H-S-R Act, no notices, reports or other filings are required to be made by such Management Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Management Stockholder from, any governmental or regulatory authorities or, to the knowledge of such Management Stockholder, any third party in connection with the execution, delivery and performance by such Management Stockholder of this Agreement, the failure to make or obtain any or all of which would (i) have a Material Adverse Effect on Newco, (ii) be reasonably likely to prevent or materially delay the transactions contemplated by this Agreement or (iii) subject Newco or Orscheln to any material liability, except for such as have been or will be obtained on or prior to the Closing Date. To the knowledge of such Management

Stockholder, Schedule 2.1(d) hereto lists all material consents, registrations, approvals, permits or authorizations that are required to be obtained by such Management Stockholder from any third party in connection with the execution, delivery and performance of this Agreement, the failure to make or obtain any or all of which would (A) have a Material Adverse Effect on Newco, (B) be reasonably likely to prevent or materially delay the transactions contemplated by this Agreement or (C) subject Newco or Orscheln to any material liability.

          (e) Authority; No Violations. This Agreement has been duly executed and delivered by such Management Stockholder and constitutes a valid and legally binding agreement of such Management Stockholder enforceable against such Management Stockholder in accordance with its terms. To the knowledge of such Management Stockholder, the execution, delivery and performance by such Management Stockholder of this Agreement does not, and will not, constitute or result in a breach or violation of, default under or creation of any Encumbrances on the assets of such Management Stockholder pursuant to (with or without the giving of notice or the lapse of time or both) any provision of any Contract to which such Management Stockholder is a party or by which any properties of such Management Stockholder is bound that is material to such Management Stockholder or any Law to which such Management Stockholder or any of his or her properties is subject, except to the extent that, with respect to any Laws or Contracts, any such breaches, violations, defaults or Encumbrances would not, individually or in the aggregate, have a Material Adverse Effect on such Management Stockholder's ability to transfer the Management Shares owned by it to Newco pursuant to this Agreement.

          (f) Brokers and Finders. Such Management Stockholder has not employed any broker or finder or incurred any liability to any person for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          2.2 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, the Management Stockholders make no other representation or warranty with respect to this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any person of any documentation or other information.

                                  ARTICLE III

                                   COVENANTS

          3.1 Filings; Other Action. Each Management Stockholder, severally and not jointly, hereby agrees that, subject to the terms and conditions provided herein, such Management Stockholder shall (a) promptly make his or her respective required filings and thereafter make any other required submissions under any applicable laws with respect to the transactions contemplated by this Agreement, including pursuant to the H-S-R Act, and (b) use reasonable efforts to obtain all consents or approvals (or effective waivers thereof) of all third parties whose consent or approval is required for the consummation by such Management Stockholder of this Agreement.

                                  ARTICLE IV

                                  CONDITIONS

          4.1 Conditions. The obligations of Newco, each Management Stockholder and the Optionholder to consummate the transactions contemplated by this Agreement are subject to the consummation of the transactions contemplated by the JV Agreement.

                                   ARTICLE V

                                  TERMINATION

          5.1 Termination. This Agreement may be terminated at any time prior to the Closing if the conditions set forth in Article III hereof have not have not been satisfied prior to August 31, 1994 or if the Closing shall not have occurred by August 31, 1994, in each case otherwise than by reason of the failure by the party or parties seeking termination to perform and fulfill its or their agreements hereunder.

                                  ARTICLE VI

                                INDEMNIFICATION

          6.1 Survival of Representations and Warranties. The representations and warranties of the Management Stockholders made in or in connection with this Agreement or any certificate delivered at the Closing shall terminate at the Closing Date, and thereafter none of them shall have any liability with respect thereto.

                                  ARTICLE VII

                           MISCELLANEOUS AND GENERAL

          7.1 Execution of Agreement by Optionholder. This Agreement shall become effective with respect to the Optionholder if executed and delivered by the Optionholder within 30 days after the date hereof and shall become effective at such time as if executed and delivered by the Optionholder as of the date hereof; provided, however, that if the Optionholder does not execute and deliver this Agreement within 30 days of the date hereof, the provisions of this Agreement which do not relate to the Optionholder shall continue in full force and effect and shall not be affected by the failure of the Optionholder to so execute and deliver this Agreement.

          7.2 Modification and Amendment. The parties hereto may modify or amend this Agreement only by written agreement among the Management Stockholders and Newco; provided that any modification or amendment which affects the rights or the obligations of the

Optionholder hereunder shall also require the written consent of the Optionholder.

          7.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed an original instrument, and all such counterparts shall together constitute the same agreement.

          7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts of laws principles thereof.

          7.5 Notices. Any notice, request, instruction or other communication to be given hereunder by any party to any other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

          (a)  If to the Management Stockholders:

               [Name of Management Stockholder]
               c/o Hidden Creek Industries
               4508 IDS Center
               Minneapolis, MN 55402
               Attention:  Scott D. Rued

          (b)  If to the Optionholder:

               Professor Kim B. Clark
               Harvard Business School
               T89 Morgan Hall
               Soldiers Field Park
               Boston, MA 02163

          (c)  If to Newco:

               Dura Automotive Holding, Inc.
               c/o Hidden Creek Industries
               4508 IDS Center
               Minneapolis, MN 55402
               Attention:  Robert R. Hibbs
               Telecopy:   (612) 332-2012

               with copies to:

               Orscheln Co.
               2000 U.S. Highway 63 South
               P.O. Box 280
               Moberly, Missouri 65270
               Attention:  James L. O'Loughlin, Esq.
                           Vice President & General Counsel
               Telecopy:   (816) 269-4530

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois
               Attention:  Jeffrey C. Hammes, Esq.
               Telecopy:   (312) 861-2200

               and

               Sullivan & Cromwell
               125 Broad Street
               New York, NY 10004
               Attention:  Richard R. Howe, Esq.
               Telecopy:   (212) 558-3588

           7.6 Entire Agreement. This Agreement, including the Schedules hereto and the documents, certificates and instruments referred to herein, constitutes the entire agreement of the parties hereto and supersedes all other prior agreements, understandings, representations and warranties among the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their permitted respective successors and assigns.

          7.7 Assignment. This Agreement and the rights hereunder shall not be assigned or transferred by any party without the prior written consent of the other parties hereto. Any purported assignment or transfer made in violation of this Section 7.7 shall be null and void and shall be of no effect.

          7.8 Captions; Interpretation. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not limit or otherwise affect any of the provisions hereof. For all purposes of this Agreement, "To the knowledge of" any party means to the actual knowledge of any such party. The terms "hereby," "hereof," "hereto," "herein," "hereunder," and any similar terms used in this Agreement shall refer to this Agreement and the attached Schedules. An appropriate feminine or neuter pronoun shall be substituted for a pronoun of masculine form or vice versa in any place or places in which the context may require such substitution or substitutions.

          7.9 Further Assurances. From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions or carry out the intents and purposes contemplated by this Agreement.

          7.10 Arbitration. Each of the parties agrees to submit to binding arbitration any and all differences and disputes which may arise between them, their heirs, successors, assigns, employees, officers, directors, affiliates, subsidiaries, or shareholders which are related to this Agreement, or otherwise arising between the parties. Prior to initiating arbitration, the parties shall first meet face-to-face to effect a resolution of the differences. Any differences which the parties are unable to resolve in said face-to-face meeting shall be heard and finally settled in Chicago, Illinois, or in any other location mutually agreed upon by the parties, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be initiated in the Chicago, Illinois office of the American Arbitration Association. Any award entered in any such arbitration shall be final, binding, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall make such orders, conduct and schedule all proceedings in connection with the arbitration so that final arbitration commences no less than thirty (30) days and concludes no later than seventy-five (75) days after a party files the initial notice of arbitration, and so that the final arbitration award is made and delivered to the parties within ninety (90) days after the filing of the initial notice of arbitration. Nothing herein contained shall be construed as preventing any party from instituting legal or equitable action in any jurisdiction against any of the other parties for temporary or similar provisional relief to the full extent permitted under the laws applicable to this Agreement, or any such other written agreement between the parties or the performance hereof or thereof or otherwise pending final settlement of any dispute, difference or question by arbitration. Any such provisional relief may be modified or amended in any way by the arbitrator at any time after his appointment.


                               *   *   *   *   *

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.




                            -----------------------------------
                            David R. Bovee


                            -----------------------------------
                            Joe A. Bubenzer


                            -----------------------------------
                            Miles G. Doolittle


                            -----------------------------------
                            Douglas Elliott


                            -----------------------------------
                            John A. Fritz


                            -----------------------------------
                            Anthony R. Gurney


                            -----------------------------------
                            Michael S. Hettle


                            -----------------------------------
                            Henry L. Huber


                            -----------------------------------
                            Milton D. Kniss


                            -----------------------------------
                            Carl W. Kucsera


                            -----------------------------------
                            Michael J. Kukla


                            -----------------------------------
                            Alfred C. Liddell


                            -----------------------------------
                            J. Frank Mack

                            -----------------------------------
                            Michael McCabe


                            -----------------------------------
                            William C. Oldenburg


                            -----------------------------------
                            Sandra Pritchard


                            -----------------------------------
                            Earl Proctor


                            -----------------------------------
                            Keith R. Przybylski


                            -----------------------------------
                            David A. Skrzyniarz


                            -----------------------------------
                            Karl F. Storrie


                            -----------------------------------
                            John B. Truckey


                            -----------------------------------
                            George E. Whitehead

                            -----------------------------------
                            S.A. Johnson


                            -----------------------------------
                            Scott D. Rued


                            -----------------------------------
                            Robert R. Hibbs


                            -----------------------------------
                            Mary L. Johnson

                            -----------------------------------
                            Kim B. Clark


                            Dura Automotive Holding, Inc.


                            -----------------------------------
                            By:
                              Its:

                                 SCHEDULE 1.1

                          NEWCO SHARES TO BE RECEIVED
                        BY EACH MANAGEMENT STOCKHOLDER

MANAGEMENT STOCKHOLDER                                  SHARES
- ----------------------                                  ------
S.A. Johnson                                          3,385.42
Scott D. Rued                                         2,604.17
Robert R. Hibbs                                       1,302.08
Mary L. Johnson                                         520.83
David R. Bovee                                        2,343.75
Joe A. Bubenzer                                       2,032.00
Miles G. Doolittle                                      520.83
Douglas Elliott                                         104.17
John A. Fritz                                           156.25
Anthony R. Gurney                                       208.33
Michael S. Hettle                                       520.83
Henry L. Huber                                          520.83
Milton D. Kniss                                         520.83
Carl W. Kucsera                                       2,343.75
Michael J. Kukla                                        260.42
Alfred C. Liddell                                       260.42
J. Frank Mack                                           520.83
Michael McCabe                                           79.00
William C. Oldenburg                                    520.83
Sandra Pritchard                                        275.00
Earl Proctor                                            781.25
Keith R. Przybylski                                      80.00
David A. Skrzyniarz                                     104.17
Karl F. Storrie                                       7,916.67
John B. Truckey                                          52.08
George E. Whitehead                                     104.17

                                    OPTIONS


Optionholder                                          Number of Shares
- ------------                                          ----------------
Kim B. Clark                                                  1,000.00


          The option is to purchase 1000 shares of Class A Common Stock at a price $25.62 per share. The option terminates on the earlier of (i) the termination of the Optionholder's services as a consultant and advisor to the Company for any reason and (ii) September 31, 2003.

                                 SCHEDULE 2.1

                               MANAGEMENT SHARES

MANAGEMENT STOCKHOLDER                                  SHARES
- ----------------------                                  ------
S.A. Johnson                                          3,385.42
Scott D. Rued                                         2,604.17
Robert R. Hibbs                                       1,302.08
Mary L. Johnson                                         520.83
David R. Bovee                                        2,343.75
Joe A. Bubenzer                                       2,032.00
Miles G. Doolittle                                      520.83
Douglas Elliott                                         104.17
John A. Fritz                                           156.25
Anthony R. Gurney                                       208.33
Michael S. Hettle                                       520.83
Henry L. Huber                                          520.83
Milton D. Kniss                                         520.83
Carl W. Kucsera                                       2,343.75
Michael J. Kukla                                        260.42
Alfred C. Liddell                                       260.42
J. Frank Mack                                           520.83
Michael McCabe                                           79.00
William C. Oldenburg                                    520.83
Sandra Pritchard                                        275.00
Earl Proctor                                            781.25
Keith R. Przybylski                                      80.00
David A. Skrzyniarz                                     104.17
Karl F. Storrie                                       7,916.67
John B. Truckey                                          52.08
George E. Whitehead                                     104.17

                                SCHEDULE 2.1(d)

                                CONSENTS, ETC.


None.